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EXHIBIT 23(c)






                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-60741) of Sky Financial Group, Inc. (formerly Citizens Bancshares, Inc.) of our report dated January 19, 1998, relating to the consolidated financial statements of Mid Am, Inc., which appears as Exhibit No. 19.2 of the Current Report on Form 8-K of Sky Financial Group, Inc. dated October 15, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Memphis, Tennessee
November 12, 1998